                                   EXHIBIT 99C
                            BUILDING LEASE AGREEMENT












                                   FORM 10-Q

                                      LEASE


         THIS LEASE, made this 10th day of October, 1997 by and between 1277 LENOX PARK BOULEVARD, LLC, a Georgia limited liability company (herein called "Lessor"), having an office at c/o Lenox Park Associates, Suite 100, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319, and HARBINGER CORPORATION, a Georgia corporation (herein called "Lessee") having an office at Suite 340, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319;


                           W I T N E S S E T H: THAT,


         WHEREAS, Lessor is the owner of that certain office building which is currently under construction and situated at 1277 Lenox Park Boulevard, Atlanta, DeKalb County, Georgia (herein called the "Building"), as more particularly described in the Project Plans (as hereinafter defined) and located on the property (herein called the "Land"; the Land and the Building are herein collectively called the "Property") depicted and described on EXHIBIT "A", attached hereto and by this reference incorporated herein and made a part hereof; and

         WHEREAS, the Land comprises a portion of a larger tract of land originally containing approximately 164.3153 acres located in DeKalb and Fulton Counties, Georgia and described on EXHIBIT "A-1", attached hereto and by this reference incorporated herein and made a part hereof (herein called "Lenox Park"); and

         WHEREAS, Lessee wishes to lease from Lessor approximately 88,060 rentable square feet in the aggregate located in the first, fifth, sixth and seventh floors in the Building, which areas are outlined on the diagrams marked EXHIBIT "B", attached hereto and by this reference incorporated herein and made a part hereof and which areas will be more particularly depicted in the working drawings to be approved by Lessor and Lessee in accordance with Section 10.2 hereof (herein called the "Premises");

         NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessor grants to Lessee the non-exclusive privilege to use and enjoy the common areas of the Property and Lenox Park, subject to the terms of this Lease, the protective covenants referenced in Section 26 hereof, any rules and regulations made applicable to the Building or Lenox Park. No easement for light or air is included in the Premises.

         FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

         1. TERM. Subject to Section 22 hereof, the term (herein called the "Original Lease Term") of this Lease shall commence on that date which is four (4) weeks after Lessor's notice of substantial completion of the Premises, as defined in Section 10.2 of this Lease (herein called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at 11:59 p.m. on the date that is ten (10) years after the Commencement Date (such Original Lease Term as may be extended is herein called the "Lease Term"); provided, however, that except as otherwise provided in this Lease, Lessee shall have no responsibility whatsoever with regard to the Premises and shall have no obligations hereunder, prior to the date on which Lessor completes the work described in Section 10.2 hereof and delivers possession of the Premises to Lessee in a broom clean condition and free of all tenants and occupants with all plumbing, heating, electrical and air conditioning systems in working order.


                                   FORM 10-Q

         2.       RENT.

                  2.1 Subject to Lessee's obligations to pay the Additional Step Rental as hereinafter provided and subject to Lessee's obligation to pay Lessee's Proportionate Share of Operating Expenses, the annual base rental (herein called "Annual Base Rental") for the Premises shall be as follows, and shall be payable in equal monthly installments (herein called "Base Rent") payable in advance on the first day of each and every calendar month during the Lease Term commencing on the Commencement Date:

           $24.00 per rentable square feet (the "Initial Rental Rate")
                       Annual Base Rental of $2,113.440.00
                        Monthly Base Rent of $176,120.00

The term "Year" as used in this Section 2.1 to designate the time period to which each Annual Base Rental applies shall mean the twelve (12) month period from the date that such Year commences to the date that is twelve (12) months thereafter, with Year 1 commencing on the Commencement Date and each successive Year commencing on the anniversary of the Commencement Date. Base Rent shall be prorated at the rate of 1/30th of the Base Rent per day for any partial month.

In addition to the Annual Base Rental, Lessee shall also pay an additional annual rental for the Premises equal to the Additional Step Rental (as hereinafter defined), payable in equal monthly installments and in advance on the first day of each and every calendar month during the Lease Term beginning on the first (1st) day of the third (3rd) year of the Lease Term as follows:

         The Additional Step Rental for the third and fourth Year shall equal the product of 2.5% multiplied times the difference between (x) the Annual Base Rental less (y) Lessee's Proportionate Share of the Operating Expenses for the Base Year (such difference is herein called the "Net Rental Amount").

         The Additional Step Rental for the fifth Year shall equal the sum of
         (x) the Additional Step Rental for the fourth Year plus (y) the product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the fourth Year plus (ii) the Net Rental Amount.

         The Additional Step Rental for the sixth Year shall equal the sum of
         (x) the Additional Step Rental for the fifth Year plus (y) product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the fifth Year plus (ii) the Net Rental Amount.

         The Additional Step Rental for the seventh Year shall equal the sum of
         (x) the Additional Step Rental for the sixth Year plus (y) the product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the sixth Year plus (ii) the Net Rental Amount.

         The Additional Step Rental for the eighth Year shall equal the sum of
         (x) the Additional Step Rental for the seventh Year plus (y) the product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the seventh Year plus (ii) the Net Rental Amount.

         The Additional Step Rental for the ninth Year shall equal the sum of
         (x) the Additional Step Rental for the eighth Year plus (y) the product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the eighth Year plus (ii) the Net Rental Amount.

         The Additional Step Rental for the tenth Year shall equal the sum of
         (x) the Additional Step Rental for the ninth Year plus (y) the product of 2.5% multiplied times the sum of (i) the Additional Step Rental for the ninth Year plus (ii) the Net Rental Amount.


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By way of example and for the avoidance of doubt, if the Annual Base Rental for
Lease Year 3 were $2,113,440.00 (i.e., $24.00 x 88,060 rentable square feet) and Lessee's Proportionate Share of Operating Expenses for the Base Year were $625,226.00 (i.e., $7.10 x 88,060 rental square feet), then the Additional Step Rental for Years 3 and 4 would equal $37,205.35 for each such Year (i.e., $2,113,440.00 - $625,226.00 = $1,488,214.00 x 2.5% = $37,205.35)); the
Additional Step Rental for Year 5 would equal $75,340.84 (i.e.,$37,205.35 + (2.5% x ($37,205.35 + $2,113,440.00 - $625,226.00); and the Additional Step
Rental for Year 6 would equal $114,429.71 (i.e., $75,340.84 + (2.5% x
($75,340.84 + $2,113,440.00 - $625,226.00)).

                  2.2 Lessee shall pay the rent and all other sums, amounts, liabilities, and obligations which Lessee herein assumes or agrees to pay (whether designated Annual Base Rental, Base Rent, Additional Step Rental, additional rent, costs, expenses, damages, losses, or otherwise) (all of which are hereinafter called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, set off, abatement, counterclaim, or defense, except for any claims based upon Lessor's unauthorized draw on the Letter of Credit. If any Amount Due is not received by Lessor within five (5) days after the date on which it is due, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor. If such Amount Due is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wachovia Bank, N.A., or its successors, from time to time (herein called the "Prime Rate") plus two percent (2%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, c/o Lenox Park Associates, Suite 100, 1055 Lenox Park Boulevard, Atlanta, Georgia 30319, or at such other place or places as Lessor may from time to time designate in writing.

                  2.3 The Annual Base Rental amount set forth in Section 2.1 hereof is based upon Lessor's architect's calculation of 80,054.3 usable square feet of space in the Premises (herein called the "Calculation"), with rentable square footage being as calculated in accordance with Exhibit "B", and totaling 88,060. Lessee shall have the right to object to the Calculation of useable square feet actually contained within the Premises as depicted by the shaded area on Exhibit "B" by delivering written notice to Lessor within ten (10) days after the Commencement Date, failing which Lessee shall be deemed to have agreed the Calculation is correct. If Lessee objects to the Calculation within said ten
(10) day period, Lessor and Lessee shall work together to confirm and adjust the actual useable square feet in the Premises, and after the useable square feet of the Premises has finally been determined, the rentable square feet within the Premises shall be determined by applying the factor set forth on Exhibit "B" and Lessor and Lessee shall execute a certificate stipulating and agreeing to the same and the Annual Base Rental shall be adjusted accordingly. The rentable square feet of the Premises and the Annual Base Rental as so agreed to between Lessor and Lessee shall replace the square footage of rentable area of the Premises and the Annual Base Rental set forth above and shall be deemed to be the net rentable area of the Premises and the Annual Base Rental for all purposes under this Lease. All payments of Annual Base Rental and all other payments of rent and other sums of money required of Lessee herein shall be made as and when required herein, notwithstanding any unresolved objections to the Calculation. All such payments shall be based upon the Calculation prepared by Lessor's architect until such objections have been finally resolved, whereupon any overpayment or any underpayment theretofore made shall be adjusted by increasing or reducing, as the case may be, the next installment of Base Rent coming due. Notwithstanding the foregoing in this Section 2.3, in the event that there is any inconsistency between Exhibit "B" and the Premises Plans or the Project Plans, then the calculations completed in accordance with Exhibit "B" shall control.


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         3.       OPERATING EXPENSES.

                  3.1 Beginning on the first day of January, 1999 and on the first day of each January thereafter during the Lease Term, Lessee shall pay to Lessor as additional rent Lessee's Proportionate Share (as hereinafter defined) of Common Operating Expenses (as hereinafter defined) in excess of Lessee's Proportionate Share of Common Operating Expenses for the calendar year 1998 (herein called the "Base Year"). The Common Operating Expenses for the Base Year shall be estimated and calculated as accurately as possible as provided herein and shall be equitably adjusted so that such operating expenses are grossed up to reflect a full year of operation of the Building due to the Base Year not being a full year of operation for the Building. The Common Operating Expenses for the Base Year shall be further adjusted to reflect monthly totals which would have been measured assuming that Lessee had occupied and been fully operational in 100% of the Premises as of the Commencement Date; in determining such monthly totals, Lessor shall give greatest weight to those months when Lessee physically occupied 100% of the Premises. Lessee shall also pay as additional rent all other charges, costs and expenses which are not included within Common Operating Expenses or Building services if such services are to be provided by Lessor under the terms hereof and which other charges, costs or expenses are incurred by Lessor at the request of Lessee as a result of any use of the Premises by Lessee, excluding any repairs or replacements to be made to the Premises by Lessor and at Lessor's expense in accordance with Section 14 hereof and excluding any work to be performed by Lessor and at Lessor's expense in accordance with Section 10 hereof. Lessee's Proportionate Share of Common Operating Expenses shall be prorated as necessary for any calendar year during which this Lease is in effect for less than the full twelve month calendar year. Common Operating Expenses shall be calculated on an accrual basis.

                  3.2 "Lessee's Proportionate Share of Common Operating Expenses" shall mean, for each calendar year (or portion thereof), the Operating Expense Amount (defined below) multiplied times the number of rentable square feet within the Premises. As used herein, "Operating Expense Amount" shall mean an amount equal to: the amount of Common Operating Expenses for such year divided by the greater of (i) 95% of the number of square feet of net rentable area in all space leased or held for lease in the Building, or (ii) the total net rentable area leased in the Building.

                  3.3 For purposes of this Lease, the term "Common Operating Expenses" shall mean all costs and expenses of every kind, both fixed and variable and including, without limitation, any and all federal, state and local taxes and assessments (except income taxes, franchise taxes, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes), all common area assessments under the protective covenants referenced in Section 26 hereof, all management fees paid by the Lessor or to the manager of the Building, expenses, costs, disbursements, and any other fees or assessments which fees and assessments are charged or levied by entities other than Lessor, as computed on an accrual basis, now or hereafter existing, as are actually incurred by Lessor (without increase for profit or overhead) with respect to the ownership, management, operation or maintenance of the Building, any "Parking Facility" (defined to mean any parking structure located adjacent to the Building, together with any connecting walkways, covered walkways, or other means of access to said Building, the grounds related thereto and any additional improvements at any time related thereto), the Land, any land relating to the Parking Facility and any additional facilities now or hereafter specifically relating to the Building or the Parking Facility (the Building, the Parking Facility and such land and additional facilities being herein collectively called the "Project"), and all appurtenances, the Project's share, as determined in accordance with the Protective Covenants referenced in Section 26 of this Lease, of the landscape, maintenance and operating cost of the tracts of land within Lenox Park now designated as common area or areas for the benefit of the occupants of the Project and the other projects to be located within Lenox Park (and with respect to any areas designated as common areas in the future, the increases in such costs occurring after the first full twelve (12) month period of designation and operation of such common areas) only to the extent not included as other assessments specified above, all to be calculated in accordance with generally accepted accounting principles and sound management and accounting practices, consistently applied in each case, applicable to first-class office buildings in Atlanta, Georgia. In addition, in the event the Building is not assessed by the taxing authorities as a fully completed building as of the Commencement Date, the taxes and assessments portion of the Common Operating Expenses for the Base Year


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shall be estimated as if such full assessment had been made assuming a 95%
occupancy of the Building. In the event any of the above enumerated Common Operating Expenses are incurred by Lessor as a joint or combined expense for any other buildings in Lenox Park, including, without limitation, taxes and assessments, driveways and other common areas of such other buildings in Lenox Park, the portion of such expenses allocable to the Building shall be limited to the Building's pro rata share of such expenses which shall be equal to the product of a fraction having as its numerator the total rentable square feet of the Building and having as its denominator the total rentable square feet of the Building and such other buildings in Lenox Park, if any, multiplied by such expenses.

                  3.4 Nothing contained in this Section 3, including, but not limited to, the definition of "Common Operating Expenses" contained in Section
3.3 hereof, shall imply any duty on the part of Lessor to pay any expense or provide any service not expressly required under the terms of this Lease or by applicable governmental requirements.

                  3.5 Prior to December 31, 1998 and prior to December 31 of each subsequent calendar year during the Lease Term, Lessor shall estimate the amount of Common Operating Expenses and Lessee's Proportionate Share of Common Operating Expenses for the ensuing calendar year or (if applicable) portion thereof and notify Lessee in writing of such estimate. Such estimate shall be made by Lessor in the exercise of its sole discretion and shall not be subject to dispute by Lessee or arbitration. The amount of additional rent specified in such notification shall be paid by Lessee to Lessor in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as Base Rent.

                  3.6 Within ninety (90) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Section 3, Lessor shall advise Lessee in writing ("Common Operating Expense Notice") of the amount of actual Common Operating Expenses for such calendar year. If the Common Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Lessor shall invoice Lessee for the deficiency as soon as practicable after the amount of underpayment has been determined, and Lessee shall pay such deficiency to Lessor within thirty (30) days following its receipt of such invoice. If, however, Common Operating Expenses for such calendar year are lower than the amount previously estimated, Lessee shall receive a credit toward the next ensuing monthly payment or payments of the estimated amount of Lessee's Proportionate Share of Common Operating Expenses in the amount of such overpayment until depleted, but in no event shall Lessee's Proportionate Share of Common Operating Expenses be deemed to be less than zero; provided, however, that in the event of the expiration or other termination of this Lease (other than a termination resulting from a Lessee default), Lessee shall be refunded such overpayment as soon as practicable after the amount of overpayment has been determined.

                  3.7 Once a year during the period being one hundred eighty
(180) days after a Common Operating Expense Notice, Lessee may, upon ten (10) days' prior written notice to Lessor, at Lessee's expense and at any reasonable time, audit the books and supporting documentation of Lessor pertaining exclusively to the calculation of Common Operating Expenses for the period affected by such notice. If Lessee disputes the amount of additional rent due pursuant to Sections 3.5 and 3.6 hereof, Lessee may institute arbitration proceedings and such dispute shall be settled by arbitration in the City of Atlanta, Georgia, by a panel of three members in accordance with the rules then in effect of the American Arbitration Association; provided, however, that Lessee shall immediately pay any disputed amount to Lessor, and if the arbitrators find that Lessee has paid more than the Lessee's Proportionate Share of Common Operating Expenses for the previous calendar year, Lessor shall immediately pay such amounts to Lessee together with interest at an amount equal to the Prime Rate plus two percent (2%) per annum of such amounts accruing from the date of Lessee's payment of such amounts to Lessor to the date of Lessor's repayment of such amounts to Lessee. If the arbitrators find that Common Operating Expenses for any calendar year period have been overstated by Lessor by more than 5%, Lessor shall pay all costs of Lessee in performing such audit. The decision of the arbitrators acting hereunder shall be binding and conclusive upon the parties. Lessor and Lessee shall each pay one-half of the cost of such arbitration; provided, however, that if the


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arbitrators determine that the arbitration proceedings were not instituted in good faith by Lessee, Lessee shall pay the full cost thereof.

                  3.8 Except for the charges, costs and expenses incurred by Lessor as a result of any use of the Premises by Lessee, as provided in Section
3.1 hereof, the Common Operating Expenses shall not include the following:

                           3.8.1  Leasing commissions, tenant improvements and
related costs and the costs of legal and other professional fees incurred in preparing, negotiating and executing leases or in resolving any disputes with other tenants of the Building;

                           3.8.2  Costs of electrical energy furnished and
metered directly to and paid by other tenants of the Building;

                           3.8.3  Costs of any special work or services
performed by or at the request of any tenant;

                           3.8.4  Depreciation, amortization and other non-cash
items;

                           3.8.5  Capital expenditures, as determined under
generally accepted accounting principles;

                           3.8.6  Financing and debt service costs and fees;

                           3.8.7  Advertising and promotional costs;

                           3.8.8  Costs of repair or replacement incurred by
fire or other casualty or caused by the exercise of a right of eminent domain;

                           3.8.9  Any item of cost which any tenant is required
to pay pursuant to any other provision of its lease.

                           3.8.10 All legal and accounting fees and other
expenses related to the sale or financing of the Building or any other part of Lenox Park.

         4. SECURITY. Lessor and Lessee agree that, subject to subsection 43.3, the amount of the initial security deposit to be held as security for the performance by Lessee of Lessee's covenants and obligations under the Lease is TWO MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,750,000.00). The obligation to post such Security Deposit shall be satisfied by Lessee's delivering to Lessor, contemporaneously with the execution of this Lease, an irrevocable and unconditional standby letter of credit (the "Original Letter of Credit"), in the amount of the initial Security Deposit, issued for the benefit of Lessor (such Original Letter of Credit and any substituted or replacement letter of credit issued in accordance with this Lease are hereinafter collectively referred to as the "Letter of Credit"; the Letter of Credit, the proceeds thereof and any other monies paid hereunder are hereinafter collectively referred to as the "Security Deposit"), shall have an initial expiration date not earlier than April 13, 1999, shall be issued by NationsBank of Georgia, N.A. or another national or commercial bank as may be approved by Lessor in writing, shall be assignable by Lessor concurrently with an assignment by Lessor of this Lease and the assumption of Lessor's obligations hereunder by the assignee.

                  Subject to the immediately following sentence and subsection 43.3, if Lessee is not in default under this Lease or Lessor has not drawn on the Letter of Credit, then the amount of the Letter of Credit shall be reduced (the "Reduced Security Deposit") on a quarterly basis by an amount equal to the Base Rent received by


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
Lessor for such period subsequent to the last reduction in the amount of the Letter of Credit, as set forth in the schedule attached hereto as Exhibit "F", and by this reference made a part hereof and incorporated herein, until the face amount of the Letter of Credit equals an amount equal to THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00). Notwithstanding anything contained in the previous sentence, but subject to 43.3, under no circumstances shall the amount of the Letter of Credit be reduced below an amount equal to $350,000.00 by virtue of the reduction formula set forth in this paragraph, and when reduced to such amount, the Security Deposit shall thereafter during the balance of the Lease Term be $350,000. In the event the Commencement Date does not occur on or before May 1, 1998, then Lessee shall deliver to Lessor an amendment to the Letter of Credit extending the August 1, 1998 date set forth on Exhibit "F" to a date which is the first day of the fourth full calendar month after the Commencement Date the ("Initial Reduction Date") and extending the other dates set forth on Exhibit "F" to the 1st day of the third and sixth calendar month, respectively, after the month in which the Initial Reduction Date occurs.

                  Subject to the immediately following paragraph and not less than thirty (30) days prior to the expiration of the Original Letter of Credit and each year thereafter, Lessee shall deliver to Lessor a substituted or replacement letter of credit issued for the benefit of Lessor in an amount equal to the Reduced Security Deposit and with an expiration date not earlier than 365 days from issuance, and in the same form and content as the Original Letter of Credit. Lessor may draw on the Letter of Credit in the event that, among other things, Lessee fails to deliver to Lessor such substituted or replacement Letter of Credit in the time and manner required by this Section. Upon delivery of a replacement Letter of Credit, Lessor shall return the existing Letter of Credit to Lessee.

                  From and after the Commencement Date, if Lessee (i) fails at any time to pay any Amount Due when due (after expiration of any applicable grace, notice or cure periods), or (ii) breaches any material covenant or obligation of this Lease and such breach continues beyond any applicable cure period, then Lessor may, but shall be under no obligation to, from time to time and without prejudice to any other rights or remedies, draw upon such Letter of Credit (in its entirety or in partial drawings from time to time) and use all or a portion of the resulting monies to the extent necessary to pay any such Amount Due, to cure any such breach or to compensate Lessor for its damages incurred by reason of such breach. Notwithstanding the face amount of the Letter of Credit, the maximum amount that Lessor may draw on the Letter of Credit is an amount equal to the Reduced Security Deposit at the time of such default.

                  In the event that Lessor applies the Security Deposit or a portion thereof as provided in this Section, Lessee shall immediately upon notice from Lessor of such application pay the amount so applied to Lessor, it being the intent of the parties that the Security Deposit to be held by Lessor always be in the amount stated herein. It is expressly understood and agreed, however, that the Security Deposit shall not be considered an advance payment of rent or a measure of Lessor's damages in the event of a default by Lessee. Upon Lessee's vacation of the Premises upon the expiration or other termination of the Lease, and provided that Lessee is not then in default under the Lease, the Security Deposit shall be returned by Lessor to Lessee without interest.

                  On May 1, 1998 and on every May 1 thereafter during the term of this Lease, Lessee shall deliver to Lessor Lessee's most recent annual, audited financial statements and any other financial materials and information reasonably requested by Lessor; provided, however, that if Lessee's financial information is available from the Securities and Exchange Commission or otherwise publicly available, then Lessor shall obtain all such Lessor-required financial information with respect to Lessee in satisfaction of this paragraph from such other sources.




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         5.       USE.

                  5.1 Lessee (and its permitted assignees and subtenants) shall use the Premises only for general office use, not in violation of the restrictive covenants hereinafter referred to, and for no other purpose without the prior written consent of Lessor. Lessee, its successors and assigns shall not use the Premises at any time for the operation of a retail travel related business or travel agency. Lessee shall operate its business in the Premises during the entire Lease Term in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises either within or without the Building.

                  5.2 Lessee shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be objectionable to Lessor or to any tenant, occupant, or other person in the Building. Neither Lessee nor any of Lessee's employees, agents or invitees shall place or maintain within the Premises any stoves or ovens, except that Lessee may maintain one (1) microwave oven per 7,500 rentable square feet of the Premises so long as such microwave ovens use standard 110V electrical service and subject to Section 6.2, Lessee may maintain space heaters in the Premises so long as Lessee conforms strictly to all applicable governmental requirements, including, without limitation, fire codes or ordinances, in its use or placement of such space heaters. Lessee shall not make or permit any odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

                  5.3 Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Lessor may designate. Under no circumstances shall Lessee allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Lessee acknowledges that violations of this Section 5.3 shall constitute a material breach of this Lease.

                  5.4 Lessee shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property.

                  5.5 Lessee shall not use, handle, store, deal in, discharge, or fabricate any environmentally hazardous wastes, substances or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto.

                  5.6 Lessee shall not abandon or vacate any space located on the first floor of the Building and reasonably visible from the lobby area of the Building at any time during the Lease Term.

         6.       UTILITIES AND SERVICE.

                  6.1 Except to the extent directly contracted for by Lessee, Lessor shall furnish or cause to be furnished to the Premises between 7:00 a.m. and 6:00 p.m. Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, exclusive of all holidays, subject to any rules and regulations of the Building, water and sewer services suitable for Lessee's intended use of the Premises, electricity as set forth in Section 6.2 hereof, and heat and air conditioning required in Lessor's reasonable judgment for the comfortable use and occupation of the Premises. Lessor shall furnish to the Premises, subject to any rules and regulations of the Building and governmental laws, rules or regulations, hot and cold domestic water and electricity normally required for the lighting of the Premises and Lessee's use of the Premises as an office, on a seven (7) day per week, twenty-four (24) hour per day basis. After hours heating and air conditioning shall be available to Lessee at the then customary cost, which is as of the date hereof THIRTY-FIVE AND NO/100 DOLLARS ($35.00) per hour per floor of the Building leased, and which is subject to increase. As used in this Section 6.1, the term "holiday" shall mean the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Lessor shall provide lighting facilities for the common entries, common hallways, common stairways, and common restroom facilities in the Building and the Parking Facility. Lessee will install and pay for its own telephone service.

                  6.2 Lessor, at Lessor's sole cost and expense, shall cause to be furnished to the Premises sufficient power for building standard fluorescent lighting, personal computers, normal office copying machines, typewriters, voice writers, calculating machines, and other normal office machines of similar low electrical consumption; but not including electricity required for electronic data processing equipment or special lighting; provided, however that notwithstanding the foregoing, the electrical service supplied by Lessor and available for use by the Lessee shall not exceed, in the aggregate, three (3) watts per rentable square foot for ordinary lighting (277/480 volts) and three
(3) watts per rentable square foot for ordinary office power (120/208 volts). Lessee shall not install or use any other equipment using electric power without the prior written consent of Lessor, and, if Lessor gives written consent, then Lessee shall pay the cost of the power to operate the equipment, as determined by Lessor, and if the installation of such electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and operating costs will be the obligation of Lessee.

                  6.3 Except as otherwise expressly provided in this Lease, Lessor shall not be in default hereunder or be held liable for any damage or injury suffered by Lessee or by any of Lessee's licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed with Lessee's, its agents' or employees' knowledge, to come onto the Premises by Lessee (hereinafter collectively called "Lessee Parties"), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any utility service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or any of them. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Amount Due in the manner and amounts, and promptly at the times set forth herein. Lessor shall use reasonable efforts with due diligence to cause such utility services to be restored as soon as reasonably possible.

                  6.4 Notwithstanding anything in Section 6.3 to the contrary, in the event any heating, air conditioning, ventilation, electrical, elevator, water or sewer services to the Premises are interrupted by any cause within Lessor's reasonable control, such interruption materially adversely affects Lessee's use and occupancy of the Premises and such interruption continues for more than twenty (20) consecutive business days after written notice thereof given by Lessee to Lessor, then Lessee shall be entitled to abate rent, additional rent and all other charges (other than any Cancellation Fee) under this Lease from said twentieth (20th) business day for each day that the failure is within Lessor's reasonable control until such services are restored. This
Section 6.4 shall not apply in the event of casualty or condemnation covered by
Section 14 hereof.

                  6.5 Lessor shall furnish Lessee janitorial service five (5) days per week, exclusive of holidays, in a manner that Lessor reasonably deems to be consistent with the first-class standard of the Building as determined by the standards of other first class office buildings located in the metropolitan Atlanta, Georgia area. Lessor shall clean exterior and interior windows of the Premises in a manner that Lessor reasonably deems to be consistent with the first-class standard of the Building as determined by the standards of other first class office buildings located in the metropolitan Atlanta, Georgia area.

                  6.6 Lessor shall furnish to Lessee non-exclusive multiple cab passenger elevator service to the Premises between 7:00 a.m. and 6:00 p.m. Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, exclusive of holidays, and at least one cab passenger elevator service to the Premises 24 hours per day and, subject to any rules and regulations which Lessor may establish pursuant to Section 18 hereof, non-exclusive freight elevator service during Building operating hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems) which such freight elevator service available at other times upon reasonable prior notice and the payment by Lessee to Lessor of any additional expense actually incurred by Lessor in connection therewith.

                  6.7 Lessor shall furnish Lessee with five hundred (500) computerized access cards for the Building standard corridor doors entering the Building; provided, however, that such obligation on the part of Lessor shall be satisfied by Lessee retaining its existing cards for the Parkside Building that is located near the Building, and Lessee supplying the remainder of cards necessary for the total number of cards to reach five hundred (500). Additional keys (or cards) will be furnished by Lessor upon an order signed by Lessee and at Lessee's expense. All such keys (or cards) shall remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor's permission, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Subject to Section 10.4, Lessor shall permit Lessee to install, maintain and remove, at Lessee's sole cost and expense, a separate card access system within the Premises, provided that Lessee shall provide Lessor with means of access. Subject to Section 10.4 hereof, Lessor shall permit Lessee to install, maintain and remove, at Lessee's sole cost and expense, a separate security access system for its network computer room, which network computer room shall not exceed 10,000 rentable square feet and shall include a fireproofing system of a type reasonably acceptable to Lessor. Lessee shall be able to restrict access to such network computer room from Lessor and any other persons Lessee chooses, so long as the operation and existence of such a restricted area does not in any way expose Lessor to increased liability or in any way affect the insurance coverage of the Building or the Premises as provided in Section 9.2 hereof, in which case or cases Lessee shall immediately discontinue the restriction of the network computer room or provide Lessor with access to such network computer room. Upon expiration or other termination of this Lease, Lessee shall surrender to Lessor all keys (or cards) to any locks on doors entering or within the Premises, and give to Lessor the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

                  6.8 Lessor acknowledges that Lessee's intended use of the Premises requires the installation and operation of an uninterruptable power supply system and backup power generator. At its sole cost and expense, Lessee may install such machinery and systems within the Premises or the Project in such locations as are approved by Lessor, which approval shall not be unreasonably conditioned, delayed or withheld; provided, that Lessee shall pay all costs and expenses relating to electricity or other utility charges in accordance with Section 6.2 hereof, which result from Lessee's operation of such machinery and systems. With respect to Lessee's back up generator system(s), Lessee shall work in good faith with Lessor to minimize (i) the noise and visibility of such system(s), (ii) unsightly conditions, and (iii) the loss of parking spaces available (other than the loss of Lessee's allowed spaces).

7.       MAINTENANCE.

                  7.1 Except for damage arising from acts or omissions of Lessee or the Lessee Parties, Lessor shall keep in good order and repair the roof, foundation, exterior walls and common areas of the Building and the

Parking Facility, structural aspects of the interior walls, ceilings and floors of the Premises and all sewer and utility lines of the Building, including all sewer connections, plumbing, heating appliances, wiring, and glass in the Building, and shall furnish Lessee all Building standard florescent bulb replacement in all areas of the Premises and all incandescent bulb replacement in the common areas of the service areas within the Building. Notwithstanding anything to the contrary contained herein and except as otherwise provided in the preceding sentence, Lessor shall have no obligation to maintain, replace, or repair any other improvements located within the Premises, the maintenance of which is and shall be the responsibility of Lessee.

                  7.2 Lessor shall have no obligation to make any repairs unless and until Lessee notifies Lessor in writing of the necessity thereof, in which event Lessor shall have reasonable time in which to make such repairs; however, Lessee may notify Lessor verbally of any minor, routine or day-to-day repairs which need to be made.

                  7.3 Subject to Lessor's obligation to provide janitorial services, Lessee shall keep the Premises free from all litter, dirt, debris, and obstructions and in a clean and sanitary condition. Except as otherwise provided in the first sentence of Section 7.1 hereof, Lessee shall maintain, replace, and repair all improvements located within the Premises, including, but not limited to, finishes, wall coverings, carpets, floor coverings, utility lines, sewer connections, plumbing, wiring and glass, which are or were installed for Lessee. At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission by Lessee, or ordinary wear and tear only excepted.

         8. FORCE MAJEURE. Subject to Section 22, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. Subject to Section 22, the provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, nor operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease.

         9.       PROPERTY AND LIABILITY INSURANCE.

                  9.1 Throughout the Lease Term, Lessor will insure the Building (excluding foundations and excavations), the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Lessor (excluding any property Lessee is obliged to insure pursuant to Section 9.3 below) against damage by fire and the perils insured in the standard extended coverage endorsement. Lessor shall also, throughout the Lease Term, carry public liability insurance with respect to the ownership and operation of the Building.

                  9.2 Lessee shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal office building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee (i) fails to provide Lessor within two (2) business days after notice from Lessor of such cancellation, reduction, or premium increase or threat thereof with evidence that Lessor deems adequate which shows that such condition giving rise to the cancellation, reduction or premium increase or threat thereof was not caused by Lessee or any assignee or subtenant of Lessee or (ii) fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within two (2) business days after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

                           9.2.1 (i) In the event of a cancellation or threat
thereof as provided above, declare a default by Lessee, and thereupon the provisions of Section 12 shall apply, or (ii) in the event of a reduction or premium increase or threat thereof as provided above, declare a breach of this Lease by Lessee, and thereupon the provisions of Section 12 shall apply; or

                           9.2.2 Enter upon the Premises and remedy the
condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Lessee shall forthwith pay the cost thereof to Lessor as additional rent; and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply (Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the re-entry); or

                           9.2.3 If the sole action taken by the insurer is to
raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent hereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessee acknowledges that it has no right to receive any proceeds from any insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

                  9.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Lessee, Lessor, and Lessor's mortgagees (if so requested by Lessor's mortgagees) named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

                           9.3.1 Upon property of every description and kind
owned by Lessee and located in the Building or for which Lessee is legally liable or which was installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures (excluding, however, those improvements, if any, installed by Lessor in accordance with Section 10.2 hereof), against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

                           9.3.2 Public liability insurance in an amount not
less than $3,000,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; the insurance shall include coverage for "Fire Legal" liability with respect to the Premises and coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above;

                           9.3.3 Workers' compensation insurance in the amount
required by law to protect Lessee's employees; and

                           9.3.4 Any other form or forms of insurance that
Lessor may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

                  9.4 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Lessee shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor. Certificates evidencing renewals shall be delivered to Lessor no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

                  9.5 Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or insurable (whether or not such insurance is obtained) in policies of fire and extended coverage insurance covering such property even if such loss or damage shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible (other than acts, such as intentional wrongdoing or criminal conduct, that are not waived in the standard waiver of subrogation provision in commercial property insurance at the time of the loss or damage).

         10.      ALTERATIONS AND IMPROVEMENTS.

                  10.1 Lessor shall cause the Project to be constructed substantially in accordance with the plans and specifications identified on Exhibit "D", attached hereto and by this reference incorporated herein and made a part hereof, as such plans and specifications may be revised, changed and amended from time to time by Lessor in its sole discretion (the "Project Plans"; the improvements to be constructed substantially in accordance with the Project Plans are herein called the "Project Improvements"); provided, however, that Lessor may not revise, change or amend the Project Plans if any such revision, change or amendment would materially and adversely affect the Premises, or materially and adversely lessen the quality of the Building or the Project, unless Lessee has approved any such revision, change or amendment, which approval of Lessee will not be unreasonably withheld, delayed or conditioned. The cost of the Project Improvements shall not be included as part or paid out of the Allowance (as hereinafter defined). Lessor shall cause the Project Improvements to be substantially completed on or before the date on which the Lessor's Work (as hereinafter defined) is substantially completed.

                  10.2 Lessor shall cause the Premises to be constructed and completed substantially in accordance with the "Premises Plans" to be prepared by Jova Daniels Busbee, Inc. (the "Space Architect"), as the Premises Plans may be revised from time to time with the approval of Lessor and Lessee. The work to be performed in accordance with the Premises Plans is herein called the "Lessor's Work". Lessor and Lessee shall adhere to the schedule of deliveries, comments and approvals set forth on Exhibit "G" attached hereto, and by this reference incorporated herein and made a part hereof, which includes the requirement that Lessee deliver to Lessor final approved Premises Plans no later than December 31, 1997.

                  Lessor and Lessee acknowledge and agree that HCB Contractors (the "General Contractor") will be the general contractor for the construction of the Premises improvements (the "Premises Improvements") in accordance with the Premises Plans. The General Contractor's fee is estimated to be equal to the sum of $72,506.00 plus 4.5% of the total cost of its work to be completed in accordance with the Premises Plans, with such fee based upon (i) a build out of the four (4) floors of the Building to be leased initially by Lessee in a fashion not materially different than Lessee's current space in the Parkside building located nearby this Building, and (ii) the occurrence of no change orders or expansion by Lessee into space beyond such initial four (4) floors of the Building.

                  Lessor shall provide Lessee with an allowance (the "Allowance") equal to $31.50 per rentable square foot contained within the Premises to pay the costs of the design, supervision and construction of the Premises Improvements, including, without limitation, all costs of design, all costs of materials and labor to install the Premises Improvements and the General Contractor's fee and overhead. Lessor will pay all such costs as and when incurred by Lessor on a timely basis only to the extent of the Allowance and Lessee shall pay all such costs in excess of the Allowance. Lessee shall promptly pay for all costs in excess of the Allowance upon the substantial completion of Lessor's Work. If such costs shall be less than the Allowance, then at Lessee's option Lessee may either (i) have Lessor make a cash payment to Lessee upon the completion of Lessor's Work in an amount equal to the savings, or (ii) abate the first accruing Base Rent or Amount Due payments in an amount equal to the savings. Lessor agrees that it shall pay the Space Architect and Lessee's other chosen, architects, engineers, and designers for their costs to prepare architectural, mechanical, electrical, plumbing, finish schedules, and furniture plans; and such payment shall be made on a timely basis following Lessor's receipt of approved invoices from Lessee, and that such payments made on behalf of Lessee shall be charged against the Allowance. Lessor will not charge any construction management fees or other fees for its overseeing of the construction of the Premises.

                  Except as may be extended in accordance with this Section 10.2, Lessor shall cause the Lessor's Work to be completed within seventeen (17) weeks after Lessee's delivery of the approved Premises Plans to Lessor (herein called the "Construction Period"). The Construction Period shall be extended for: (i) strikes, lockouts, labor troubles, inability to procure materials in the ordinary course of business in accordance with the pricing budget for the construction of the Premises, failure of power, restrictive government laws or regulations, riots, insurrection, war and other conditions (excluding finance), in each instance to the extent beyond Lessor's control, in which event the Construction Period shall be extended for the period of the delay, (ii) any amendments or other changes to the approved Premises Plans made at the request of and with the approval of Lessee, in which event the Construction Period shall be extended for the period of time reasonably attributable to such amendment or other change, and (iii) the acts, neglect or failure to perform of Lessee, its agents, contractors or employees, in which event the Construction Period shall be extended for the period of time reasonably attributable to such acts or omissions (any delays described in clauses (i), (ii) and (iii) are herein collectively called the "Completion Delays"). In the event of any dispute between Lessor and Lessee with respect to the number of days attributable to any Completion Delay, the dispute shall be resolved by the Space Architect whose decision shall be conclusive and binding on both Lessor and Lessee. If a Completion Delay is attributable to either clause (ii) or (iii) above, and such Completion Delay causes the Construction Period to be extended beyond the date when the Construction Period would have otherwise ended after taking into account all other Completion Delays, then such Completion Delay shall be construed as a Tenant Delay for purposes of paragraph 22. If any Completion Delay causes a delay in the completion of Lessor's Work then the time for completion of such Lessor's Work shall correspondingly increase by the amount of time reasonably attributable to such Completion Delay, such that Lessor would have such additional time within which to substantially complete Lessor's Work.

         Lessee must request each Lessee change order in writing and note therein whether the change order is to be priced prior to Lessee's formal request for the change order, or whether the change order is a formal request for a change order to occur regardless of the price associated therewith. Upon submission of a change order, Lessor shall notify Lessee of the time period in which the change order can be completed, and whether or not such change order results in any delays to the completion of Lessor's Work. To the extent that a change order would increase the cost of the Lessor's Work above the Allowance, then Lessee shall pay for such work at the time of and as a condition to the approval of the change order.

                  As used herein, "substantial completion" of Lessor's Work means: (i) the Space Architect for the Premises has issued a certificate of substantial completion for the Premises, and (ii) a temporary or permanent certificate of occupancy for the Premises has been issued; provided, however, if a temporary certificate of occupancy is issued, then the basis for its "temporary" designation shall not be any material deficiency in the Project Improvements or the Premises Improvements. The occurrence of substantial completion shall not in any way discharge or relieve the Lessor from its obligation to fully complete Lessor's Work in an expeditious, good and workmanlike manner. During the course of the performance of Lessor's Work, Lessor shall keep Lessee informed as to any material change in Lessor's estimate of the date upon which substantial completion of Lessor's Work will occur. Lessor shall take reasonable efforts to allow Lessee and Lessee's agents, employees and contractors prompt and reasonable access to the Premises (or portions thereof) in order to permit Lessee and its vendors to install cabling, wiring, telecommunication systems, furniture and equipment and to perform any other similar installation work desired by Lessee, so long as such installation and performance by or on behalf of Lessee does not (and Lessee covenants and agrees not to) interfere with Lessor's completion of Lessor's Work on the timetable within which such completion is to occur, and provided, however, that if Lessee actually occupies the Premises prior to the Commencement Date for the purposes other than as set forth above or as prior approved by Lessor, then the Commencement Date shall be deemed to be the date upon which occupancy of the Premises by Lessee first actually occurred. Lessee shall indemnify and hold harmless Lessor from and against any and all cost, losses, damages, liabilities and expenses arising out of or relating to such entry.

                  10.3 Lessee shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, delay or condition. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work. Lessee shall indemnify and hold harmless Lessor from and against any and all cost, losses, damages, liabilities and expenses arising out of or relating to such work.

                  10.4 Lessee shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within ten (10) days after Lessee has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien, or such claim or notice thereof, to be discharged within the ten-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon at the rate set forth in Section 2.2 hereof from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

                  10.5 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture (which includes modular furniture which may be partially affixed to the Premises and removed with no damage whatsoever to the Premises other than minor holes for fittings in the walls) and shop equipment put in at the expenses of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Notwithstanding the foregoing, however, Lessor may elect that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term. Lessee shall notify Lessor prior to any such installation, and if Lessor has so stated its election in writing at the time such installations are made, Lessee shall restore the Premises to the condition they were prior to the alterations, additions, or improvements on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Lessee. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in Section 9.3.1 hereof, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, the Lessee Parties, or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

                  10.6 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any act or omission of Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements, which costs and expenses are not covered by insurance required under Section 9.1 hereof, shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand at the rate set forth in Section 2.2 hereof.

                  10.7 The subcontractors shall be selected to construct the Premises Improvements in the following manner:

                           10.7.1 On Exhibit "H", the parties have identified
the major trades and no less than three (3) and no more than five (5) potential subcontractors for each major trade that are acceptable to the parties to construct the respective major trade improvements to the Premises and to which the General Contractor will bid the major trades.

                           10.7.2 After Lessor's receipt of the Premises Plans,
as approved by Lessor, and Lessee gives Lessor a notice to proceed, the General Contractor shall solicit bids from each subcontractor identified in Section
10.6.1 hereof, which bids shall set forth the price, terms, conditions and time schedule that such subcontractor would require if chosen to construct the Premises. Such bids must be received within fourteen (14) days after the date hereof to be considered in Section 10.7.3 hereof.

                           10.7.3 Lessor shall, within seven (7) days after the
receipt of such bids and after consulting with Lessee (and Lessee hereby agrees to consult with Lessor upon request), select the subcontractor from those identified in Sections 10.7.1 and 10.7.2 hereof to construct the improvements to the Premises. All other factors being equal, Lessor will choose the subcontractor that submits the lowest bid.

                           10.7.4 The subcontractor so selected may be used by
Lessor to construct any additional improvements to the Premises or expanded Premises without repeating the procedures set forth above.

                  10.8 Upon the substantial completion of Premises Improvements, Lessor shall notify Lessee of such completion, and the parties hereto within three (3) days after such notice shall perform a walk-through inspection of the Premises. During such inspection the parties shall prepare a punch-list of defective or incomplete items, if any, which items Lessor shall correct within thirty (30) days after the date of such inspection.

         11.      ASSIGNMENT OR SUBLETTING.

                  11.1 Except as herein permitted, Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld, conditioned or delayed. Lessee shall have the right without Lessor's prior consent to assign this Lease to any corporation with which Lessee may merge or consolidate or to any person or entity which may purchase all or substantially all of Lessee's stock or assets, so long as the surviving corporation or such purchaser, as the case may be, shall have a net worth at least equal to the net worth of Lessee immediately prior to such merger or consolidation and so long as the Letter of Credit and Lessor's rights in and to the Security Deposit are in no way impaired. However, Lessee shall promptly advise Lessor of any such merger or consolidation in writing. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the restrictive covenants described in Section 26 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent audited financial statements of the proposed assignee or subtenant and such other information as Lessor reasonably requires. For purposes of this Section 11, but subject to the exceptions set forth above, an assignment of stock or other ownership interest in Lessee, which constitutes a controlling interest in Lessee, shall be deemed an assignment within the meaning of and be governed by this Section. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting. In the event Lessor consents to an assignment or subletting of this Lease, then Lessee shall pay to Lessor, on or before the fifteenth (15th) day of each calendar month during the term of such sublease or assignment, as additional rent, an amount equal to fifty percent (50%) of each of (i) the excess of all rental and other charges of any kind paid by such assignee or subtenant to Lessee pursuant to the sublease or assignment during the preceding calendar month over (ii) the rental and other charges to be paid by Lessee to Lessor pursuant to this Lease during such preceding calendar month, and (y) any other amounts paid to or to the benefit of Lessee in connection with such sublease or assignment.

                  11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

         12.      DEFAULTS.

                  12.1 In the event that (i) Lessee shall fail to pay the Base Rent or any other Amount Due within five (5) days after its due date, or (ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building and such failure to comply continues for thirty (30) days after Lessor's written notice to Lessee thereof, or (iii) Lessee shall fail for more than thirty (30) days after written notice thereof from Lessor to Lessee to comply with any term, provision, condition or covenant of any other agreement between Lessor and Lessee; then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

                           12.1.1 Terminate this Lease, in which event Lessee
shall surrender the Premises to Lessor immediately upon expiration of ten (10) days from the date of the service upon Lessee of written notice to that effect, without any further notice or demand. In the event Lessor shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Lessee shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Lessor's former estate, and expel, remove, and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. Lessee shall indemnify Lessor for all loss, cost, expense, and damage which Lessor may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Lessor may, at its option, recover forthwith its actual damages a sum of money equal to the total of (a) the cost of recovering the Premises (including, without limitation, actual attorneys' fees reasonably incurred and cost of suit), (b) the unpaid rent earned at the time of termination, plus late charges and interest thereon at the rate specified in paragraph 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, and (d) any other sum of money and actual damages owed by Lessee to Lessor.

                           12.1.2 Without terminating this Lease, retake
possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and a ratable portion of costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand.

                           12.1.3 Correct or cure the default and recover any
amount expended in so doing, together with interest thereon until paid.

                           12.1.4 Recover any and all costs incurred by Lessor
resulting directly, indirectly, proximately, or remotely from the default, including but not limited to reasonable attorneys' fees.

                  12.2 In addition to any other rights which Lessor may have, Lessor, in person or by agent, may enter upon the Premises and take possession of all or any part of Lessee's property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including, without limitation, attorneys' fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law. Such sale shall bar Lessee's right of redemption.

                  12.3 In the event of a default or threatened default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including, without limitation, injunction and specific performance.

                  12.4 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

         13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Lessor elects to terminate this Lease as provided for in this Section, Lessee shall pay forthwith to Lessor as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Lessee acknowledges that said sum is reasonable and shall not be construed as a penalty.

         14.      DAMAGE AND CONDEMNATION.

                  14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but to such an extent that repairs and rebuilding can reasonably be completed within one hundred twenty (120) days of the date of the event causing the damage, Lessor may, at Lessor's option within sixty (60) days of such event, elect to repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this
Section 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred twenty (120) day period, Lessee shall have the right, by written notice to Lessor within ten
(10) days of such period, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If within the aforesaid sixty (60) day period Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that the Premises are untenantable and in Lessor's reasonable opinion, which shall be given to Lessee within thirty (30) days of such casualty, the repairs and rebuilding cannot be completed within one hundred twenty (120) days of the date of the event causing the damage, then within fourteen (14) days of Lessee's receipt of Lessor's opinion that such rebuilding cannot be completed within one hundred twenty (120) days, Lessor or Lessee may by seven (7) days' written notice to the other terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Section 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the negligence or misconduct of Lessee or any of the Lessee Parties, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

                  14.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any substantial portion thereof which would materially adversely affect Lessee's use and occupancy of the Building, then Lessor, at its option, may terminate this Lease upon ten (10) days' prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. Lessor shall notify Lessee of the commencement of any such condemnation proceeding within fourteen (14) days of Lessor's becoming aware of the same. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this
Section 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within one hundred eighty (180) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction within one hundred eighty (180) days after the date of physical taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

                  14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court due to a change in applicable laws or ordinances occurring after the Commencement Date, to repair, alter, remove, reconstruct, or improve (herein collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs, unless such Repairs materially adversely interfere with Lessee's use and occupancy of the Premises so as to render the Premises completely unfit for Lessee's use and occupancy for a period of thirty (30) consecutive business days, in which case Lessee may as its sole and exclusive remedy have the Base Rent abated for the period during which the Premises is unfit for Lessee's use and occupancy after such thirty
(30) days. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred eighty (180) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred ninety (190) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred eighty (180) days.

         15.      TAXES.

                  15.1 Subject to Lessee's obligation to pay its Proportionate Share thereof as a Common Operating Expense, Lessor shall pay all taxes, assessments, and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof, levied, assessed, or otherwise imposed by any lawful authority or payable with respect to the Project.

                  15.2 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Project, which tax or assessment is attributable to the Parking Facility, such tax or assessment shall be included within the definition of "Impositions", unless such taxes or assessments are included in the fees of parking in the Parking Facilities and Lessee and Lessee's employees are actually paying such fees. In no event shall Lessee be liable for any abatement or clean up cost resulting from any violation of any environmental laws by Lessor or Lessor's agents, contractors, employees or predecessors in title.

         16.      LIABILITY OF LESSOR.

                  16.1 Subject to Section 9.5 hereof, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted assignee or subtenant hereunder; (b) any act or negligence of Lessee or any of Lessee's agents, contractors, subcontractors, employees, licensees and invitees; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor, its agents, servants or employees. Lessee shall not be liable to Lessor, or Lessor's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties arising from any use or condition of the Premises, or any sidewalks, entrance ways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise unless caused by any act, omission or neglect of Lessor, its agents, servants or employees. Any and all claims against Lessor for any damage or injury for which Lessee has indemnified Lessor or for which Lessor is expressly not liable under this Section 16 are hereby waived and released by Lessee.

                  16.2 Except as otherwise provided in the last sentence of this
Section 16.2 and Section 22, Lessee expressly agrees to look solely to Lessor's interest in the Property (including rents and profits therefrom) for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors-in-interest. Notwithstanding the limitations on liability contained in the first sentence of this Section 16.2, Lessee shall be entitled to sue and recover from Lessor any damages suffered or incurred by Lessee as a result of any unauthorized draw on the Letter of Credit by Lessor or any breach of the Lessor's obligation under this Lease prior to the Commencement Date.

                  16.3 Subject to the limitations of liability set forth in
Section 16.2 hereof, Lessor shall indemnify, defend, and hold harmless Lessee, at Lessor's expense, against (a) any act or negligence of Lessor, its agents, servants, employees or contractors; and (b) all claims for damages to persons or property caused by Lessor or its agents, servants, employees or contractors. Lessor shall not be liable to Lessee or the Lessee Parties for any damage to person or property caused by any act, omission or neglect of Lessee or the Lessee Parties.

         17.      RIGHT OF ENTRY.

                  17.1 Lessor reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, upon reasonable advance notice to Lessee, which notice must be provided to Lessee except in the event of an emergency as reasonably determined by Lessor, to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel, but Lessor shall not materially interfere with Lessee's normal operation except in case of an emergency. Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 17.1 shall imply any duty on the part of Lessor to repair, maintain, alter, improve, or remodel.

                  17.2 After notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or tenants.

         18. BUILDING RULES AND REGULATIONS. Lessor reserves the right to alter existing or establish reasonable rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time, and are initially set forth in Exhibit "E". Lessee shall comply with any rules and regulations now existing or established by Lessor pursuant to this Section 18. To the extent that any conflict exists between the terms of this Lease and such rules and regulations, the terms of this Lease shall control.

         19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Lessee, or if this Lease should terminate for any cause, or if Lessee should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Lessee or its assignees, subtenants, agents, servants, employees, contractors, or any other person controlled by Lessee or claiming under Lessee should leave any property of any kind or character in or upon the Premises, such property shall be the property of Lessor and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Lessor's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Lessee nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Lessor. Lessor, its agents or attorneys, shall have the right and authority without notice to Lessee or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property, provided that if Lessor should sell the property in accordance with Section 12.2 hereof then Lessor shall apply to such expenses incurred the amount by which the sale proceeds exceed the Amounts Due owed Lessor by Lessee hereunder. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of said property.

         20.      OTHER INTERESTS.

                  20.1 This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"); provided, however, that with respect to any Mortgage hereinafter granted, such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement which provides that Lessee shall not be disturbed in its possession of the Premises hereunder following a foreclosure of such Mortgage and that the holder of such Mortgage or the purchaser at a foreclosure sale shall perform all obligations of Lessor under this Lease. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof, and, in the event of a failure so to do, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage. Lessor warrants and represents that the Mortgage held by Wachovia Bank, N.A. is the only Mortgage encumbering the Premises as of the date hereof.

                  20.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

                  20.3 Contemporaneous with the execution of this Lease, Lessor, Lessee and Wachovia Bank, N.A. have executed a Subordination, Non-Disturbance and Attornment Agreement.

         21. TITLE. To the best of Lessor's actual knowledge, Lessor represents and warrants to Lessee that Lessor owns fee simple title to the Property, subject only to the matters set forth in Lessor's policy of title insurance, a copy of which Lessor has provided to Lessee prior to the date hereof, and such additional matters as do not materially and adversely affect Lessee's interest under the Lease.

         22. DELAYED POSSESSION. If due to or as a result of a Tenant Delay substantial completion of Lessor's Work is delayed, then the Commencement Date for the purpose of the date on which payment of rent commences shall be deemed to be the date that is four (4) weeks after the date upon which Substantial Completion of Lessor's Work would have occurred but for the Tenant Delay, and the obligations of Lessee under this Lease shall commence on such deemed Commencement Date. If Lessor fails to deliver to Lessee actual possession of the Premises by the date that is four (4) weeks after Substantial Completion of Lessor's Work, as extended for Tenant Delays, then rent shall abate until possession is given, but Lessor shall not be liable to Lessee for such failure, and the Commencement Date shall become the date on which possession is given. Notwithstanding the foregoing, however, if the Project Improvements and Premises Improvements are not substantially completed by Lessor on the date that is seventeen (17) weeks plus ninety (90) days after approval of the Premises Plans, as extended for Tenant Delays, then this Lease shall be voidable by Lessee, and if voided, all payments made to Lessor by Lessee hereunder, if any, shall be immediately refunded to Lessee by Lessor, Lessor shall return the Security Deposit (and the Original Letter of Credit) and notwithstanding the limitation of liability provisions of the first sentence of Section 16.2, Lessor shall indemnify and hold harmless Lessee against all costs, damages and expenses incurred by Lessee because of Lessor's failure to deliver the Project Improvements and Premises Improvements as and when required by the Lease.

         23. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Lessee under
Section 2.1 hereof, as adjusted in accordance with Sections 3 and 6 hereof, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the hold-over period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.

         24. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

         25. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

         26. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee and Lessor shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted so long as such changes do not materially and adversely interfere with Lessee's use of the Premises as provided in Section 5 hereof. It is expressly acknowledged that all uses of the Building and Premises are subject to the covenants, conditions and restrictions of that certain Declaration of Protective Covenants for Lenox Park, dated April 8, 1988 and recorded April 11, 1988 in Deed Book 6104, page 520 in the Office of the Clerk of Superior Court, DeKalb County, Georgia, as amended and extended (herein called the "Protective Covenants"). Lessor represents and warrants to Lessee that the Building and the Property as of the date hereof comply with all covenants, conditions and restrictions of the Protective Covenants and that the contemplated use of the Premises by Lessee as provided in Section 5 hereof will not violate the Protective Covenants, and Lessor has obtained, caused to be obtained or will obtain or cause to be obtained prior to the time needed all approvals required for the construction of the improvements to the Premises in accordance with
Section 10 hereof.

         27. SIGNS. Except as otherwise expressly provided for in this Lease, Lessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the common areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor, which consent shall not be unreasonably conditioned, withheld or delayed. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and Protective Covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs. Lessee may install at Lessee's sole cost and expense a standard identification sign, the design, style and substance of which is acceptable to Lessor, in the lobby of the Building. Lessee shall be permitted to place its corporate name/logo on the Building's Monument sign(s) which will be located in the area of the front driveway and made a part of and built into the wall forming the driveway and the Parking Facility, in the location set forth in Exhibit "A", at Lessee's sole cost and expense and subject to the prior approval of Lessor and applicable local, state and county ordinances, and Lessor and Lessee will cooperate in good faith to design such Building sign. Under no circumstances shall Lessee be entitled to name the Building anything other than "Lakeside", nor shall the Lessee's sign be placed above the name "Lakeside" in or on any sign located on the Property or in the Building.

         28. DIRECTORY BOARD. Lessee shall be entitled to have its name shown upon the Directory Board of the Building. Lessor shall designate the style of the Directory Board as well as the amount of space to be allocated to Lessee, which Board shall be located in an area designated by Lessor in the main lobby of the Building.

         29. ESTOPPEL CERTIFICATE. Lessee shall, at any time and from time to time, upon not less than ten (10) days' prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets or claims, and that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

         30. SEVERABILITY. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

         31. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

         32. CUMULATIVE REMEDIES. In the event of any default, breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. Subject to Section 46.5, the various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

         33.      PARKING AREAS AND COMMON AREA CONTROL.

                  33.1 Lessee acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing Lessor does not materially and adversely affect ingress to and egress from the Building or the Premises.

                  33.2 Lessee and the Lessee Parties shall have the right to use the Parking Facility. During the first ten (10) years of the Original Lease Term, Lessee shall be entitled to use at no charge, 3.5 parking spaces in the Parking Facility per each one thousand (1,000) rentable square feet of space within the Premises, including no more than 0.3 spaces per one thousand (1,000) rentable square feet of space within the Premises reserved exclusively for Lessee at a location in the Parking Facility to be solely determined by Lessor, in general conformity with Lessor's letter (from Don Reeves to Reid Davidson) dated October 7, 1997; Lessor and Lessee shall explore alternate levels and locations in good faith, should Lessee request to do the same. In addition to the keys or access cards that Lessor provides to Lessee under Section 6.7, Lessor, at Lessee's sole cost and expense, shall provide to Lessee additional access cards to the Parking Facility as needed, up to an aggregate maximum of five (5) keys or cards per 1,000 rentable square feet within the Premises, so long as under no circumstances shall Lessee or any of the parties to whom Lessee provides the use of such additional access cards have the right to, or use at any time, more than 3.5 parking spaces per 1,000 rentable square feet within the Premises in the aggregate, and if a breach of the foregoing clause occurs, Lessor may request the return of such excess keys or cards, which Lessee shall deliver immediately to

Lessor upon such request. Thereafter, Lessee may use the Parking Facility at whatever rates and under whatever conditions are then established or may be established by Lessor or any other operator of the Parking Facility. The Parking Facility shall contain parking spaces for hourly, visitor parking on a first-come, first-serve basis at rates established by Lessor or the operator of the Parking Facility from time to time. Lessee covenants and agrees to fully cooperate with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of Parking Facility.

         34. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the United States mail, return receipt requested, addressed to the parties at the respective addresses set out below:


         If to Lessee:     Prior to the Commencement Date:

                           Harbinger Corporation
                           1055 Lenox Park Boulevard
                           Suite 300
                           Atlanta, Georgia 30319


                           After the Commencement Date:

                           Harbinger Corporation
                           1277 Lenox Park Boulevard
                           Atlanta, Georgia 30319


         with copy to:
                           John G. Morris, Esquire
                           Morris, Manning & Martin
                           1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                           Atlanta, Georgia 30326


         If to Lessor:
                           c/o Technology Park/Atlanta, Inc.
                           Suite 100
                           1055 Lenox Park Boulevard
                           Atlanta, Georgia 30319
                           Attention: President


or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Lessee at the last known address of Lessee.

         35. RECORDING. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording. However, Lessee and Lessor shall execute and record a short form memorandum of this Lease generally setting forth the term of this Lease and any renewal or expansion term provisions. Upon the termination of this Lease, Lessee shall execute a document in recordable form which states that the Lease is and has been terminated.

         36. ATTORNEYS' FEES. In the event of any lawsuit or court action between Lessor and Lessee arising out of or under this Lease, or the terms and conditions herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorneys' fees and court costs actually incurred by the prevailing party with respect to such lawsuit or action.

         37. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead right and exemption.

         38.      TIME OF ESSENCE. Time is of the essence of this Lease.

         39. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor to Lessee pursuant to the terms of this Lease.

         40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent, or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

         41. BROKERS' FEES. Lessor and Lessee covenant, warrant and represent to each other that no broker except TPA Realty Services, Inc. (herein called "TPA"), which represents Lessor, and Davidson Associates, Inc. (herein called "Broker"), which represents Lessee, was instrumental in consummating this Lease and that Lessor and Lessee have had no conversations or negotiations with any brokers except for TPA and Broker concerning Lessee's leasing of the Premises. Lessor and Lessee agree to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses, and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than TPA and Broker. Lessee shall be solely responsible for paying all commissions and other compensation due Broker in connection with this Lease and Lessor shall be solely responsible for paying all commissions and other compensation due TPA in connection with this Lease.

         42. OPTION TO EXTEND. Provided that Lessee has waived its Right to Terminate under Section 44 hereof, if Lessee is not in default hereunder on the last day of the Original Lease Term hereof and is in possession of the Premises and if the Lease is then in full force and effect, Lessee shall have the option (hereinafter called the "Option") to extend the Original Lease Term hereof for a period of five (5) years after the last day of the Original Lease Term (herein called the "Extended Lease Term"), upon the same terms and conditions provided in this Lease, except for the Initial Rental Rate, Parking Rate, rent escalations, and tenant improvement Allowances, collectively, which shall be at fair market rental rate as determined below. The Option shall be exercised by written notice from Lessee to Lessor given on or before the date that is twelve (12) months prior to the expiration of the Original Lease Term.

                  42.1 The Annual Base Rental rate under this Lease for the Extended Lease Term shall then be determined as follows:

                           42.1.1 Upon Lessee's written request prior to the
required exercise date of the option, Lessor shall promptly deliver written notice to Lessee of Lessor's estimation of the fair market rental rate and shall negotiate in good faith with Lessee in an attempt to agree upon such fair market rental rate. The Annual Base Rental under this Lease shall be an amount equal to the then "fair market rental rate", as hereinafter defined, for renewal leases as agreed upon by Lessor and Lessee not later than forty-five (45) days after Lessee's delivery to Lessor of written notice exercising the Option. In the event Lessor and Lessee are unable to agree upon the definition of the fair market rental rate prior to the required exercise date, then the Annual Base Rental for the Extended Lease Term shall be an amount equal to the then "fair market rental rate", for renewal leases as hereinafter defined and established. The phrase "fair market rental rate" shall mean the annual rental rate (projected to the date of the commencement of the Extended Lease Term) which Lessee would expect to pay and Lessor would expect to receive under renewal leases for space of comparable size and quality to the Premises for comparable office buildings in the Buckhead, Atlanta, Georgia submarket area and as provided for in, and upon terms and conditions comparable to, this Lease covering renewal lease premises similar to the Premises and taking into account the direct operating expenses payable by Lessee during the Extended Lease Term, concessions offered by landlords, if any, for such comparable renewal lease space to the Premises, and increases in Base Rent, Operating Expenses and Parking Charges. If Lessor and Lessee have not reached agreement on a fair market rental rate and executed an amendment to this Lease setting forth such agreement on or before the date that is forty-five (45) days after Lessee's delivery to Lessor of written notice exercising the Option, and Lessee still desires to extend the term of this Lease, then, within ten (10) days after that date, each party shall appoint and employ, a real estate professional to appraise and establish the "fair market rental rate" for renewal leases. The two real estate professionals, thus appointed, shall meet promptly and attempt to agree upon and establish said rate or, upon failing to do so, shall then jointly designate a third real estate professional within ten (10) days of the appointment of the last two real estate professionals. If they are unable to agree upon the third real estate professional, either of the parties, after giving five (5) days' notice to the other, may apply to a judge of the Superior Court of DeKalb County, Georgia (to whose jurisdiction for this limited purpose both Lessor and Lessee hereby consent) for the selection of a third real estate professional. Each of the parties shall bear one-half (1/2) of the cost of the appointment of the real estate professionals. Within thirty (30) days after the selection of the third real estate professional, the real estate professionals shall agree upon the "fair market rental rate" for such renewal leases. If the real estate professionals are unable to agree within the stipulated time, then each of the real estate professionals shall independently estimate the fair market rental rate for renewal leases. Any rate that is more than ten (10%) percent different from the middle estimate shall be disregarded, and the remaining estimates shall be averaged to determine the fair market rental rate for renewal leases. In any of said events, the determination so chosen shall be final, conclusive and binding upon both Lessor and Lessee.

                  42.2 There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing.

                  42.3 During the Extended Term, Lessor shall have no obligations to make any alterations or improvements to the Premises under
Section 10.2 hereof.

                  42.4 Lessor shall have no obligation in the Extension Term to pay any building allowances, design allowances or similar items, to Lessee.

         43.      OPTION TO EXPAND.

                  43.1 During the Original Lease Term, and if Lessee is not in default hereunder at the time of Lessee's exercise of the option provided herein, and if Lessee is in possession of the Premises, and if the Lease is then in full force and effect, then Lessee has the option to lease and expand the "Premises" under this Lease (the "Expansion Option") to include within its definition up to all of the fourth (4th) floor (as may be leased by Lessee, called the "Expansion Space"), and all of the terms and conditions of this Lease shall apply with full force and effect to the expanded Premises after such expansion except as provided for in this Section 43. To exercise the Expansion Option, Lessee shall deliver written notice to Lessor on or before the Commencement Date which notice shall specify the space to be a part of the expansion and containing approved plans for the construction of improvements to the Expansion Space. The commencement date for the Expansion Space (the "Expansion Space Commencement Date") shall be the later of (i) the date that is six (6) months after the Commencement Date, or (ii) ten (10) days after substantial completion of the tenant improvements in the Expansion Space, with Lessee's obligation to pay Annual Base Rental, Base Rent, Annual Step Rental, Amounts Due, and Proportionate Share of Common Operating Expenses for such Expansion Space beginning on such Expansion Space commencement date, with Annual Base Rental, Base Rent, Annual Step Rental, Amounts Due, and Proportionate Share of Common Operating Expenses paid to Lessor at the rates provided for in the Lease. If Lessee elects to lease less than the entire fourth (4th) floor, then Lessor shall have the right to approve the location of the space that Lessee shall lease pursuant to this Section 43 on the fourth (4th) floor. Lessor's approval right shall not be unreasonably withheld, conditioned or delayed.

                  43.2 In the event Lessee fails to exercise its rights to the Expansion Space prior to the Commencement Date, then the rights contained in this Section 43 shall terminate, be void and of no force and effect as to such space, Lessor shall have the right to lease such space free and clear of such Expansion Option. Lessor shall promptly respond to reasonable requests of Lessee concerning the availability of other space for lease in the Building. If Lessee exercises any option provided in this Section 43 and in accordance with this
Section 43, Lessor and Lessee shall diligently and in good faith execute whatever instruments or documents that are helpful or necessary in effecting the provisions herein.

                  43.3 Upon exercise of Lessee's rights to the Expansion Space, Lessor shall provide Lessee with an allowance (the "Allowance") equal to $31.50 per rentable square foot contained within the Expansion Space to pay the costs of the design, supervision and construction of the improvements to the Expansion Space (the "Expansion Space Improvements"), including, without limitation, all costs of design, all costs of materials and labor to install the Expansion Space Improvements and the General Contractor's fee and overhead. Lessor will pay all such costs as and when incurred by Lessor on a timely basis only to the extent of the Allowance and Lessee shall pay all such costs in excess of the Allowance. If such costs shall be less than the Allowance, then at Lessee's option Lessee may either (i) have Lessor make a cash payment to Lessee upon the completion of Lessor's Work in an amount equal to the savings, or (ii) abate the first accruing Base Rent or Amount Due payments in an amount equal to the savings. Lessor agrees that it shall pay the Space Architect and Lessee's other chosen, architects, engineers, and designers for their costs to prepare architectural, mechanical, electrical, plumbing, finish schedules, and furniture plans; and such payment shall be made on a timely basis following Lessor's receipt of approved invoices from Lessee, and that such payments made on behalf of Lessee shall be charged against the Allowance. Lessor will not charge any construction management fees or other fees for its overseeing of the construction of the Expansion Space.

                  43.4 Notwithstanding anything contained in this Section 43 or in Section 4, in the event of any expansion of the Premises, Lessee shall promptly cause a substitute or replacement letter of credit to be issued in the same form and content as the Letter of Credit, except that the face amount of the Letter of Credit shall be increased by an amount equal to the product of $31.50 multiplied by the number of rentable square feet in the Expansion Space. Correspondingly, the minimum amount of the Security Deposit shall increase to an amount equal to the sum of $350,000 plus the product of $4.03 multiplied by the number of rentable square feet in the Expansion Space.

                  43.5 If the Expansion Space comprises less than 6,000 rentable square feet of space, then Lessor reserves the right, at its sole option and upon giving at least sixty (60) days written notice in advance to Lessee, to transfer and remove Lessee from the Expansion Space from time to time to any other available space in the Building of substantially equal area. Lessor will bear the expense of such transfer and removal, as well as the expense of any renovations or alterations which are necessary to make the new space conform substantially in layout and appointment with the original Expansion Space. Failure of Lessee to cooperate with Lessor pursuant to this paragraph and to remove itself from the Expansion Space shall permit Lessor, among other things, to enter the Expansion Space and to remove Lessee and its property therefrom and to relocate Lessee and its property in the new space provided by Lessor pursuant to this paragraph, all without being liable to Lessee in any manner whatsoever for such acts, except for the expenses which are expressly provided in this paragraph to be paid by Lessor.

                  43.6 Upon the Expansion Space Commencement Date, the term "Premises" shall include the Expansion Space, and the term "Premises Improvements" shall include the Expansion Space Improvements.

         44. RIGHT TO TERMINATE. So long as Lessee is not in default hereunder, Lessee shall have the right to terminate this Lease at 11:59 p.m. on that date which is the seventh (7th) anniversary of the Commencement Date (herein called the "Termination Date") by (i) giving written notice of such cancellation to Lessor on or before the date that is one (1) year prior to the Termination Date, and (ii) delivering to Lessor a cancellation fee in cash in an amount equal to the product of $31.50 multiplied by the rentable area within the Premises multiplied by thirty percent (30%). Upon such termination, as provided in this Section 44, Lessee shall pay all Base Rent and other Amounts Due up to the Termination Date, but after such Termination Date, Lessor and Lessee shall have no further obligations under this Lease, except for those expressly surviving termination as provided in this Lease. In the event of any expansion, the cancellation fee shall be increased by an amount equal to the product of $31.50 multiplied by the number of rentable square feet in the Expansion Space multiplied by thirty percent (30%).

         45. ENVIRONMENTAL CONCERNS. Lessor hereby warrants and represents to Lessee that to the best of Lessor's knowledge, based on reasonable investigation, the Building and the Land have not previously been used as a land fill or as a dump for chemical or nuclear waste, garbage or refuse and that to the best of Lessor's knowledge, there has been no release or disposal of hazardous or toxic substances, wastes or materials in, on or under the Land other than de minimis amounts generally found in similar commercial developments of the same type, size and location as the Building.

         46.      MISCELLANEOUS.

                  46.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

                  46.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

                  46.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

                  46.4 Provided that Lessee pays all Base Rent and other Amounts Due as provided herein and observes and performs all material covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet use, possession and enjoyment of the Premises for the Lease Term as provided herein.

                  46.5 Notwithstanding anything to the contrary contained in this Lease, neither Lessor nor Lessee shall be responsible or liable to the other party for any punitive, exemplary or consequential damages which may be alleged as resulting from a breach of this Lease.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                    LESSOR:

                                    1277 LENOX PARK BOULEVARD, LLC, a
                                    Georgia limited liability company

                                    BY:  Techpole, Inc., a Georgia corporation,
                                         its manager


                                    By:
                                        ---------------------------------
                                        Charles R. Brown
                                        President

                                                [SEAL]



                                    LESSEE:

                                    HARBINGER CORPORATION, a Georgia
                                    corporation


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                 [CORPORATE SEAL]






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